Morgan Stanley Institutional Fund Trust Core Plus Fixed Income Portfolio
                          Item 77(O) 10F-3 Transactions
                        October 1, 2004 - March 31, 2005



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund

                                                                Citigr
                                                                 oup,
  The                                                           HSBC,
Interp  11/15    -     $99.87 $250,00  2,005,    0.80%  0.08%   Calyon  Citigr
 ublic   /04                   0,000     000                    Securi    oup
 Group                                                           ties
  of                                                            (USA),
Compan                                                          JPMorg
 ies,                                                            an,
 Inc.                                                           KeyBan
                                                                  c
                                                                Capita
                                                                  l
                                                                Market
                                                                s, UBS
                                                                Invest
                                                                 ment
                                                                Bank,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                SunTru
                                                                  st
                                                                Robins
                                                                  on
                                                                Humphr
                                                                  ey


                                                                Citigr
                                                                 oup,
Wiscon  11/17    -     $99.98 $250,00  550,00    0.22%  0.02%   Morgan  Citigr
  sin    /04                   0,000      0                     Stanle    oup
Electr                                                            y,
  ic                                                            Wachov
 Power                                                            ia
                                                                Securi
                                                                 ties
                                                                 BNP
                                                                PARIBA
                                                                  S,
  CIT   11/17    -     $99.86 $400,00  2,335,    0.58%  0.10%   Citigr  Credit
 Group   /04                   0,000     000                     oup,   Suisse
                                                                Credit   First
                                                                Suisse  Boston
                                                                First
                                                                Boston
                                                                  ,
                                                                Bear,
                                                                Stearn
                                                                 s &
                                                                 Co.
                                                                Inc.,
                                                                HSBC,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                Goldma
                                                                  n,
                                                                Sachs
                                                                & Co.,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                 ties
                                                                Citigr
                                                                 oup,
                                                                Goldma
Clorox  11/30    -     $100.0 $500,00  2,290,    0.46%  0.10%     n,    Goldma
Compan   /04             0     0,000     000                    Sachs      n
   y                                                            & Co.,   Sachs
                                                                JPMorg
                                                                 an,
                                                                 Banc
                                                                  of
                                                                Americ
                                                                  a
                                                                Securi
                                                                 ties
                                                                 LLC,
                                                                Wachov
                                                                  ia
                                                                Securi
                                                                ties,
                                                                 BNP
                                                                PARIBA
                                                                S, ING
                                                                Financ
                                                                 ial
                                                                Market
                                                                  s,
                                                                Mitsub
                                                                 ishi
                                                                Securi
                                                                ties,
                                                                Calyon
                                                                Securi
                                                                 ties
                                                                (USA),
                                                                Morgan
                                                                Stanle
                                                                  y